Exhibit 10.1 - Letter Amendment to Stock Purchase Agreement dated June 20, 2003, by and between the Company and Sun One Price, LLC.

                                          ONE PRICE CLOTHING STORES, INC.

                                                   June 20, 2003


Sun One Price, LLC
c/o Sun Capital Partners, Inc.
5200 Town Center Circle, Suite 470
Boca Raton, FL 33486
Attn:    Marc J. Leder, Rodger R. Krouse and
         C. Deryl Couch

Gentlemen:

         Reference is made to (i) the Stock Purchase Agreement, dated as of June 18, 2003, (as amended pursuant to its terms, the "Agreement") between Sun One Price, LLC, a Delaware corporation ("Purchaser") and One Price Clothing Stores, Inc., a Delaware corporation (the "Company"). Capitalized terms not otherwise defined in this letter agreement have the meanings set forth in the Agreement.

         The terms of the Agreement are hereby amended by Purchaser and the Company as follows:

        (a) The Section 6.1(l) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "Effective as of the Closing, Laurie M. Shahon and Renee M. Love shall have resigned from the board of directors of the Company and all of the members of the board of directors of One Price Realty, Inc. other than Barney Gosnell shall have resigned from the board of directors of One Price Realty, Inc., and the Company shall have taken such action (and caused One Price Realty, Inc. to take such action) so that (i) Marc
                  J. Leder, Rodger R. Krouse, Lynn Skillen, and Clarence E. Terry shall be appointed to the board of directors of the Company, (ii) Marc J. Leder and Rodger R. Krouse are appointed to the Board of Directors of One Price Realty, Inc. and (iii) those persons listed on Schedule 6.1(l) shall have been appointed officers of the Company and One Price Realty, Inc., all in accordance with the terms of the constituent documents of the Company and One Price Realty, Inc. and in compliance with all applicable law."

        (b) Other than as specifically modified herein and as clarified by those certain letter agreements between Purchaser and the Company, the Agreement, as amended hereby, shall remain in full force and effect, and is hereby ratified and confirmed in all respects.

        (c) This Amendment may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same instrument.


                                                     * * * * *


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         IN WITNESS WHEREOF, the parties have executed or caused this letter agreement to be executed as of the date first written above.

                                    Sincerely,

                                    ONE PRICE CLOTHING STORES, INC.


                                    By: /s/Grant H. Gibson
                                        ----------------------------------------

                                    Name:  Grant H. Gibson
                                           -------------------------------------

                                    Its:  Secretary and Vice President
                                          --------------------------------------




Agreed and accepted this 20rd day of June, 2003

SUN ONE PRICE, LLC


By: /s/M. Steven Liff
    -------------------------------------------------

Name:  M. Steven Liff
       -------------------------------------

Its:  Vice President